UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2018

Eldorado Resorts, Inc.

(Exact Name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 328-0100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 15, 2018, Eldorado Resorts, Inc., a Nevada corporation (the “Company”), and Delta Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GLP Capital, L.P., a Pennsylvania limited partnership that is the operating partnership of Gaming and Leisure Properties, Inc. (“GLP”), and Tropicana Entertainment Inc., a Delaware corporation (“Tropicana”), pursuant to which (i) GLP will purchase substantially all of the real property assets owned by Tropicana, other than the MontBleu Casino Resort & Spa and the Tropicana Aruba Resort and Casino, for $1.21 billion pursuant to a Real Estate Purchase Agreement by and between Tropicana and GLP (the “Real Estate Sale”) and (ii) immediately following the consummation of the Real Estate Sale, the Company’s wholly owned subsidiary will merge with and into Tropicana, with Tropicana as the surviving entity (the “Merger” and, together with the Real Estate Purchase, the “Tropicana Transaction”). Following the consummation of the Merger, Tropicana will be a wholly owned subsidiary of the Company. The consideration payable in the Merger will be funded by approximately $640 million of cash consideration to be provided by the Company and the proceeds received by Tropicana from the Real Estate Sale. The Company has received committed financing for the transaction totaling $600 million from J.P. Morgan Chase Bank N.A. The obligation of the Company to consummate the Merger is not subject to a financing condition.

Subject to and immediately following the consummation of the Merger, the Company will cause Tropicana to enter into a “triple net” master lease for the properties acquired by GLP. The master lease will have a 15-year initial term with up to four five-year renewal periods. The initial annual rent under the terms of the master lease is expected to be approximately $110 million.

The closing of the Merger is conditioned upon, and will occur immediately following, the consummation of the Real Estate Sale. Consummation of the Tropicana Transaction is subject to customary conditions, including, among other things, (i) the absence of any injunction or order preventing the Tropicana Transaction, (ii) receipt of regulatory approvals, including applicable gaming regulatory approvals, (iii) accuracy of the respective parties’ representations and warranties, and (iv) compliance by the parties with their respective covenants and obligations. Consummation of the Tropicana Transaction is also subject to the delivery by American Entertainment Properties Corp., an 83.9% stockholder of Tropicana, of its irrevocable and unconditional consent no later than the 30 days following the date of the Merger Agreement. On April 15, 2018, concurrently with the execution of the Merger Agreement, American Entertainment Properties Corp. and certain of its affiliates entered into a voting agreement pursuant to which such parties agreed, on the terms and subject to the conditions set forth therein, to timely deliver a written consent approving the Tropicana Transaction, provided that the Merger Agreement has not been earlier terminated.

The Merger Agreement may be terminated by the Company, GLP or Tropicana under certain circumstances, including if (i) closing does not occur by the date that is nine months from the date of the Merger Agreement, subject to two three-month extensions under certain circumstances, (ii) there is a material breach by a party (subject to a 30-day cure period), or (iii) there is a final, non-appealable order preventing the closing. In addition, the Company and GLP can terminate the Merger Agreement if the significant stockholder consent described above is not timely delivered and, in certain circumstances, Tropicana can terminate the Merger Agreement at the direction of its board of directors in exercise of its fiduciary obligations to shareholders. In either such case, Tropicana will be required to pay an aggregate termination fee of $92.5 million. If the Merger Agreement is terminated as a result of the failure to receive regulatory approvals or due to a material breach by the Company or GLP, then the Company and GLP will be jointly and severally required to pay Tropicana an aggregate termination fee of $92.5 million. The parties will also be entitled to seek all remedies available at law or in equity against the other, including specific performance.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 7.01.	Regulation FD Disclosure

On April 16, 2018 the Company issued a press release announcing the transaction described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this report, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this report. Such risks, uncertainties and other important factors include, but are not limited to: (a) our ability to obtain required regulatory approvals (including approval from gaming regulators and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and satisfy or waive other closing conditions to consummate the acquisition on a timely basis; (b) the possibility that the acquisition of Tropicana does not close on the terms described herein or that we are required to modify aspects of the proposed acquisition to obtain regulatory approval; (c) our ability to promptly and effectively implement our operating strategies at the acquired properties and integrate the business of Eldorado and Tropicana to realize the synergies contemplated by the proposed acquisition; (d) our ability to obtain debt financing on the terms expected, or at all, and timely receive proceeds from assets sales to fund the acquisition; (e) the possibility that the business of Tropicana may suffer as a result of the announcement of the transaction; (f) the ability to retain key employees of Tropicana; (g) the outcome of legal proceedings that may be instituted as a result of the proposed transaction; and (h) other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur. These forward-looking statements speak only as of the date of this report, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among Eldorado Resorts, Inc., Delta Merger Sub, Inc., GLP Capital, L.P. and Tropicana Entertainment Inc., dated as of April 15, 2018

99.1	Press Release dated April 16, 2018

*	The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the SEC upon request and hereby undertakes to furnish supplemental copies of any of the omitted schedules or similar attachments upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or attachments so furnished.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among Eldorado Resorts, Inc., Delta Merger Sub, Inc., GLP Capital, L.P. and Tropicana Entertainment Inc., dated as of April 15, 2018

99.1	Press Release dated April 16, 2018

*	The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the SEC upon request and hereby undertakes to furnish supplemental copies of any of the omitted schedules or similar attachments upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or attachments so furnished.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2018	ELDORADO RESORTS, INC.

	By:	/s/ Gary L. Carano
Chief Executive Officer